Exhibit 99.1

Offering Memorandum Excerpts

The following table sets forth as of June 30, 2009:

(1)	Harrah’s Operating Company, Inc.’s (“Harrah’s Operating”) cash and cash equivalents and capitalization on an actual basis; and

(2)	Harrah’s Operating’s cash and cash equivalents and capitalization on an as adjusted basis to give effect to the consummation of the proposed offering and the senior secured term loan made to Chester Downs and Marina, LLC (“Chester Downs”), a majority-owned subsidiary of Harrah’s Operating (the “Chester Transaction”).

	As of June 30, 2009
	Actual	As Adjusted
	(in millions) (unaudited)
Cash and cash equivalents(1)	$634	$790

Debt:
Term loan(2)	$6,340	$5,845
Revolving credit facility(3)	1,112	903
First lien notes, including the notes offered hereby(4)	1,323	2,043
Second lien notes(5)	2,074	2,074
Subsidiary guaranteed unsecured senior debt(6)	487	487
Unsecured senior notes(7)	1,624	1,624
Unsecured senior subordinated notes(8)	360	360
Other(9)	126	343

Total debt, including current portion	13,446	13,679
Equity(10)	2,182	2,182

Total capitalization	$15,628	$15,861

(1)	“As Adjusted” amount includes the $156 million net cash proceeds received in connection with the Chester Transaction.

(2)	Upon the closing of the Merger (as defined in the most recent report of Harrah’s Entertainment, Inc. (the “Registrant”) on Form 10-K, filed March 17, 2009), Harrah’s Operating entered into a seven-year $7,250 million term loan facility, all of which was drawn at the closing of the Merger. The Registrant guarantees this facility, and all of the material wholly owned domestic subsidiaries of Harrah’s Operating have pledged their assets to secure this facility.

(3)	Upon the closing of the Merger, Harrah’s Operating entered into the senior secured credit facilities, which include a $2,000 million revolving credit facility that was reduced to $1,768 million due to debt retirements during the second quarter of 2009. At June 30, 2009, on an as adjusted basis after giving effect to the proposed offering, $555.1 million of additional borrowing capacity is available under our revolving credit facility, with an additional $172 million committed to back letters of credit. It also provides for the issuance of additional secured notes or loans which may include debt secured on a pari passu basis with the senior secured credit facilities and the first lien notes. The Registrant guarantees this facility, and all of the material wholly owned domestic subsidiaries of Harrah’s Operating have pledged their assets to secure this facility. Of the payoff associated with the use of proceeds from the proposed offering, approximately $138 million is a permanent reduction of commitments under the revolving credit facility.

(4)	Includes $1,375 million aggregate principal amount of 11.25% Senior Secured Notes due 2017 issued on June 10, 2009 (the “Existing First Lien Notes”). The Existing First Lien Notes were issued at a price of 96.225% of their face value, resulting in approximately $1,323 million of gross proceeds. The approximately $52 million discount will accrete and be included in interest expense until the Existing First Lien Notes mature.

(5)	“Actual” amounts include the book values of $215 million of 10% Second-Priority Notes due 2015 and $848 million of 10% Second-Priority Notes due 2018 issued in connection with the exchange offers that were consummated on December 24, 2008 and book values of $3,705 million of 10% Second-Priority Notes due 2018 issued in connection with the exchange offers that were consummated on April 15, 2009, and are inclusive of amounts paid in fees in connection with such exchange offers. The face value of such notes is $4,768 million.

(6)	“Actual” amounts consist of $479 million of 10.75% Senior Notes due 2016 and $9 million of 10.75%/11.5% Senior Toggle Notes due 2018. All of this indebtedness is guaranteed on a joint and several basis by the Registrant and each wholly owned domestic subsidiary of Harrah’s Operating that is a subsidiary pledgor with respect to the senior secured credit facilities.

(7)	The “Actual” unsecured senior notes consists of the book values of the following notes: $33 million of 8% Senior Notes due 2011, $125 million of 5.375% Senior Notes due 2013, $240 million of 5.5% Senior Notes due 2010, $792 million of 5.625% Senior Notes due 2015, $451 million of 5.75% Senior Notes due 2017, $661 million of 6.5% Senior Notes due 2016, $0.8 million of 7.5% Senior Notes due 2009, $0.6 million of 7% Senior Notes due 2013 and $0.2 million of Floating Rate Contingent Convertible Senior Notes due 2024, all of which are obligations of Harrah’s Operating and guaranteed by the Registrant. The face value of such notes is $2,303 million.

(8)	The “Actual” unsecured senior subordinated notes consist of the book values of the following notes: $137 million of 8.125% Senior Subordinated Notes due 2011 and $238 million of 7.875% Senior Subordinated Notes due 2010. The face value of such notes is $375 million.

(9)	Consists of the book values of the following debt: $230 million of 12.375% senior secured term loan due 2016 incurred by Chester Downs in connection with the Chester Transaction, $25 million of 6% Secured Debt due 2010, $17 million of unsecured Uruguay bonds due 2010, $69 million of principal obligations to fund Clark County, Nevada, Special Improvement District bonds and approximately $15 million of miscellaneous other indebtedness.

(10)	In calculating the capitalization amount for Harrah’s Operating, total equity attributable to non-controlling interests has been excluded. The Registrant and its consolidated subsidiaries adopted SFAS No. 160 effective January 1, 2009, which changes the presentation of non-controlling interests’ share of equity and income/(loss) on our unaudited consolidated financial statements.

As of June 30, 2009, after giving effect to the proposed offering and the Chester Transaction, the Registrant and its consolidated subsidiaries had $22,549.0 million face value of outstanding indebtedness and our current debt service obligation would be $1,233.8 million, which includes required interest payments of $1,201.9 million. In addition, as of June 30, 2009, after giving effect to the proposed offering and the Chester Transaction, Harrah’s Operating had $17,132.7 million face value of outstanding indebtedness, and Harrah’s Operating’s debt service obligation would be $1,073.7 million, which includes required interest payments of $1,041.8 million.

This filing includes “forward-looking statements.” You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of the Registrant and its consolidated subsidiaries. These forward-looking statements are based on current expectations and projections about future events. The proposed offering is subject to a number of conditions, and there can be no assurance whether such offering will be completed on the terms discussed above or at all.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Registrant does not undertake any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this filing.